As filed with the Securities and Exchange Commission on February 12, 2002

Registration No. 333-40598

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
———————
POST-EFFECTIVE
AMENDMENT TO
FORM S-3
REGISTRATION STATEMENT
Under
The Securities Act of 1933
———————
United Therapeutics Corporation
 (Exact Name of Registrant as Specified in Its Charter)

Delaware	2836	52-1984749
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification Number)

1110 Spring Street
Silver Spring, MD 20910
(301) 608-9292
 (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

———————
Martine A. Rothblatt
Chairman and Chief Executive Officer
United Therapeutics Corporation
1110 Spring Street
Silver Spring, MD 20910
(301) 608-9292
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

———————
Copies to:
LaDawn Naegle, Esq.
Bryan Cave LLP
700 Thirteenth Street, N.W.
Suite 700
Washington, DC 20005
(202) 508-6000
Fax: (202)508-6200

EXPLANATORY STATEMENT

     Pursuant to this Post-Effective Amendment to its Registration Statement on Form S-3 (Registration No. 333-40598), United Therapeutics Corporation deregisters all shares of its common stock, par value $0.01 per share, heretofore registered and not previously sold.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Silver Spring, County of Montgomery, State of Maryland on the 12th day of February, 2002.

UNITED THERAPEUTICS CORPORATION

By:	/s/ MARTINE A. ROTHBLATT Martine A. Rothblatt Chairman of the Board and Chief Executive Officer

     In accordance with the requirements of the Securities Act of 1933, this registration statement was signed below by the following persons in the capacities and on the dates stated.

Signatures	Title	Date

/s/ MARTINE A. ROTHBLATT Martine A Rothblatt	Chairman of the Board and Chief Executive Officer	February 12, 2002

/s/ MARTINE A. ROTHBLATT* Fred T. Hadeed	Chief Financial Officer	February 12, 2002

/s/ MARTINE A. ROTHBLATT* Noah A. Samara	Director	February 12, 2002

/s/ MARTINE A. ROTHBLATT* David Gooray	Director	February 12, 2002

/s/ RICARDO BALDA Ricardo Balda	Director	February 12, 2002

/s/ MARTINE A. ROTHBLATT* H. Beecher Hicks, III	Director	February 12, 2002

/s/ MARTINE A. ROTHBLATT* Michael C. Miles	Director	February 12, 2002

/s/ RAYMOND KURZWEIL Raymond Kurzweil	Director	February 12, 2002

•     Pursuant to power of attorney.

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